Exhibit 5.1

May 25, 2023

Achieve Life Sciences, Inc.

1040 West Georgia Street, Suite 1030

Vancouver, BC V6E 4H1

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offer and sale by Achieve Life Sciences, Inc., a Delaware corporation (the “Company”), of 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of May 25, 2023, between the Company and the purchasers identified on the signature pages thereto. The Shares were registered pursuant to a shelf Registration Statement on Form S-3 (File No. 333-261811) filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 21, 2021 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective on January 5, 2022, the prospectus dated January 5, 2022 included therein (the “Base Prospectus”) and the prospectus supplement dated May 25, 2023 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) filed with the Commission pursuant to Rule 424(b) of the Securities Act. The offering of the Shares by the Company pursuant to the Registration Statement, the Prospectus and the Purchase Agreement is referred to herein as the “Offering.”

In connection with our opinion expressed below we have examined originals or copies of the Purchase Agreement, the Company’s Second Amended and Restated Certificate of Incorporation, as amended, (the “Certificate”), the Company’s Sixth Amended and Restated Bylaws, as amended (the “Bylaws” and, together with the Certificate, the “Charter Documents”), certain minutes and consents of the Company’s board of directors (the “Board”) or a committee or committees thereof and the Company’s stockholders relating to the Registration Statement, the Company’s Certificate and Bylaws, the Registration Statement, together with the exhibits filed as a part thereof and all other documents incorporated therein by reference, the Prospectus and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us, the genuineness of all signatures on documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State, and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company.

We render this opinion only with respect to, and express no opinion herein concerning, the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law.

Based upon the foregoing, we are of the opinion that the Shares, when issued, sold and delivered in accordance with the provisions of the Purchase Agreement and in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board and the Pricing Committee of the Board, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company with the Commission in connection with the Offering and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

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This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing the opinion, we are opining only as to the specific legal issues expressly set forth above and no opinion shall be inferred as to any other matter or matters. This opinion is rendered, and speaks, only as of the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinion expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP
FENWICK & WEST LLP